REPURCHASE AGREEMENT

         This REPURCHASE AGREEMENT (this "Agreement") is made as of the 28 day of October, 1997, by Paul M. Truax, having an address at P.O. Box 215, Hammond, New York 13646 ("Truax"), and Robin Longley, having an address at 3259 County Rte, 2, Pulaski, New York 13142 ("Longley"), as the "Sellers", mid Jreck Subs, Inc., a New York corporation ('"JSI") and Jreck Subs Group, Inc., a Colorado corporation ("JSGI") each having an address at P.O. Box 6, Watertown, New York 13601.

         WHEREAS, the Sellers are members of Pastry Product Producers LLC, a New York limited liability company (the "LLC"), which owns and operates a bakery; and

         WHEREAS, JSI is also a member of the LLC; and

         WHEREAS, JSI is a wholly-owned subsidiary of JSGI; and

         WHEREAS, the Sellers desire to sell to JSI, and JSI desires to purchase from the Sellers, all of the Sellers' right, title, and interest in and to the LLC and the bakery business conducted by it, including, without limitation, any right or interest they may have as shareholders, organizers, incorporators, or promoters of a corporation named Pastry Product Producers, Inc.; and

         WHEREAS, the LLC is obligated to Truax under Mortgage Note dated September 20, 1996 (the "Note"), which is secured by a Mortgage by the LLC to Truax, dated September 20, 1996 and recorded September 25, 1996 (the "Mortgage"), on which the outstanding principal amount on the date of this Agreement is $150,222.00; and

         WHEREAS, the agreed purchase price for the Sellers' LLC interests is 212,500 shares of common stock, no par value ("Common Stock") of JSGI, plus options to purchase 37,500 shares of Common Stock, together with the additional consideration set forth in this Agreement:

         NOW, THEREFORE, the Sellers. JSI, and JSGI agree as follows:

         1. The Sellers hereby sell, assign; and transfer to JSI all of their respective right, title, and interest in and to Pastry Product Producers LLC, including, without limitation, their respective membership interests therein.

         2. Truax and Longley hereby sell, assign, and transfer to JSI all of their respective right, title, and interest in and to Pastry Product Producers, Inc., whether as shareholders, organizers, incorporators, or promoters. Truax and Longley jointly and severally represent and warrant to JSI that Truax and Longley (a) have not caused any corporation with such name or a similar name to be incorporated and (b) own no stock certificates representing shares of stock in any corporation with such name or a similar name.

         3. JSGI hereby sells to Truax a total of 106,250 shares of Common Stock and to Longley a total of 106,250 shares of Common Stock. Such shares are fully paid and non-assemble. Upon the effectiveness of this Agreement JSGI shall deliver to Truax and Longley certificates representing such shares.

         4. JSGI hereby grants to Truax options to purchase a total of 18,750 shares of Common Stock and to Longley options to purchase a total of 18,750 shares of Common Stock. Such options shall be exercisable at any time between October 28, 1998 and

October 28, 2008, in whole or in part and at one or more times. The option price per share on each date of exercise shall be equal to fifty percent (50%) of (a) the mean between the most recent bid and ask price per share as of such date, if Common Stock is actively traded an established market on such date, or (b) the fair market value per share of Common Stock as of such date, if Common Stock is not actively traded on an established market on such date. The terms and conditions of such grant are further set forth in the form of Option Agreement attached as Exhibit A to this Agreement.

         5. The Sellers are acquiring the shares of Common Stock and options under this Agreement for their own account with the present intention of holding such securities for purposes of investment, and they have no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. The Sellers understand that such Common Stock and options have not been registered under the Securities Act of 1933 and may not be offered or sold by them except in accordance with the provisions of such Act and applicable state securities laws.

         6. The terms of the Note shall be amended, effective on the date of this Agreement, to provide for level monthly payments $2,493.84 each, which shall amortize the principal over a period of 7 years, at the interest rate of 10% per annum. The Note shall be replaced by a Replacement Note in the form of Exhibit B to this Agreement.

         7. To secure the obligations of the LLC under this Agreement and the Note, the LLC shall grant a security interest to Truax in accounts receivable, under a Security Agreement in the form of Exhibit C to this Agreement and shall deliver UCC-1 financing statements describing such collateral security to Truax for filing with the Jefferson County

Clerk and the New York Secretary of State.

         8. JSI and JSGI will pay all amounts payable under leases of the LLC's equipment which have been guaranteed by Truax, and will cause all other obligations incurred from time to time by the LLC, to be paid on a current basis.

         9. JSI and JSGI agree that the Sellers shall have the option of being partners in the construction and operation of the next bakery to by built by JSGI or any of its affiliates.

         10. Each Seller covenants that such Seller will not, during the period commencing an the date of this Agreement and ending October 31, 1999, either alone, or jointly with, or a partner of, co-venturer of, owner of 10% or more of the common stock of, or member of, any person or entity, compete with the LLC, JSI, or JSGI in the business of owning or operating a bakery located in New York State which sells or distributes bagels, sandwich rolls, or any other baked goods to bagel stores or Jreck Subs shops.

         11. JSI and JSGI shall jointly and severally defend and indemnify the Sellers and their respective successors and assigns and hold them harmless from and against any and all liabilities, obligations, damages, and expenses resulting from any and all claims against the LLC or against or in connection with the bakery business of the LLC or the accounts or business arrangements of such bakery business.

         12. This Agreement will become effective upon the delivery to the Sellers of fully-executed copies of an Option Agreement substantially in the form of Exhibit A, a Replacement Note substantially in the form of Exhibit B, a security agreement substantially in one form of Exhibit C, UCC-1 financing statements with respect to the accounts receivable of the LLC to be pledged as collateral, and a Mortgage Modification Agreement with respect to the Mortgage.

         13. JSI and JSGI each represent and warrant to the Sellers that this Agreement, the transactions contemplated by this Agreement and performance of their respective obligations hereunder have been duly approved by their respective Boards of Directors at meetings thereof or by unanimous written consent.

         14. All notices provided for under this Agreement shall be in writing and shall be delivered by hand or sent by certified mail to the addresses set forth above or to such other addresses that the respective parties may designate in writing.


         15. This Agreement shall be governed by and construed under the laws of the State of New York without reference to conflict-of-law principles.

         16. No term, condition, understanding or agreement purporting to modify the terms of this Agreement shall be binding unless made in writing and signed by all of the parties hereto.

         17. No failure of a party to exercise any power given to such party under this Agreement or to insist upon strict compliance with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by any party of such party's right to demand exact compliance with the terms of this Agreement.

         18. This Agreement shall be binding upon the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                        /s/ Paul M. Truax
                                        --------------------------------
                                        Paul M. Truax



                                        /s/ Robin Longley
                                        --------------------------------
                                        Robin Longley


                                        JRECK SUBS, INC.

                                        By:  /s/ Christopher M. Swartz
                                           ------------------------------
                                        Name: Christopher M. Swartz
                                           ------------------------------
                                        Title: President

                                        JRECK SUBS GROUP, INC.

                                        By:  /s/ Christopher M. Swartz
                                           ------------------------------
                                        Name: Christopher M. Swartz
                                           ------------------------------
                                        Title: C.E.O.

    EDWARD J. MCGOWAN, JR.
Notary Public, State of New York
 Qualified in Jefferson County
Commission Expires Sept. 22, 1998
        No. 4870284

   /s/ Edward J. Mcgowan, Jr.
        Notary Public

                               SECURITY AGREEMENT

         In consideration of the Repurchase Agreement dated October 28, 1997 (the "Repurchase Agreement") between Paul M. Truax (the "Secured Party") and Robin Longley, as the "Sellers," and Jreck Subs, Inc. ("JSI") and Jreck Subs Groups, Inc. ("JSGI") and the transactions contemplated in such Repurchase Agreement, the undersigned Pastry Producers LLC (the "LLC") agrees with the Secured Party as follows:


         1. Security Interest. The LLC hereby pledges to and grants the Secured Party a security interest in the property described in Schedule "A* hereto (as the same may be supplemented or amended hereafter) and any other property of the LLC now or hereafter in the possession or control of the Secured Party for any purpose, together with all attachments, parts, accessions and repairs now or hereafter affixed thereto, any substitutes and replacements for any thereof, any additions thereto, any dividends and distributions and all other rights in connection therewith, and all products and proceeds in whatever form of any such property (all of the foregoing hereafter collectively referred to as the "Collateral").

         2. Indebtedness. This security interest secures all indebtedness, obligations and liabilities of the LLC or Christopher M. Swartz ("Swartz") to the Secured Party of any kind, direct or contingent, now existing or hereafter arising, including in connection therewith the obligations of the LLC or Swartz under the Replacement Note referred to in the Repurchase Agreement and all other principal, interest, costs and expenses or every kind (hereafter collectively referred to, as the "Indebtedness").

   3. The LLC's Representations and Warranties. The LLC hereby represents and warrants as follows: (a) the LLC is the true and sole owner of the Collateral;
(b) the Collateral is free and clear of all liens and encumbrances and there are no financing statements, security agreements, or other similar documents covering any of the Collateral; (c) this Agreement constitutes the legal, valid, and binding obligation of the LLC; and (d) the granting of the security interest by this Agreement will not contravene any contract provision binding upon the LLC.

         4. Covenants of the LLC. (a) The LLC will not sell, offer to sell, grant a security interest in, or permit to exist any other lien or encumbrance upon the Collateral or any interest therein without the written consent of the Secured Party; (b) the LLC will preserve its existence as a New York limited liability company; (c) the LLC will defend the Collateral against the claims and demands of all other parties; (4) the LLC authorizes the Secured Party to file a financing statement covering the Collateral without the LLC's signature and to take any other action, in his own name or in the name of the LLC, as the LLC's attorney-in-fact, which the Secured Party deems necessary or appropriate to perfect the security interest granted hereby. The LLC agrees to take any action requested by the Secured Party to perfect and enforce the rights of the Secured Party granted by this Agreement; (e) the LLC authorizes the Secured Party to inspect the LLC's books and records pertaining to the Collateral at any reasonable time upon request, and the LLC shall cooperate with the Secured Party in such inspection; provided, however, that, so long as no Event of Default has occurred and is continuing, the LLC shall not be obligated to permit such inspection more frequently than once every sixty days; (f) after an Event of Default has occurred and is continuing, the LLC on demand shall pay the Secured Party all his expenses (referred to herein as "Collateral

Expenses") related to the perfecting, taking, holding, preparing for disposition, and disposing of the Collateral, including reasonable attorneys' fees and legal expenses incurred in protecting and enforcing the Secured Party's rights with respect to the Collateral.

         5. Events of Default. The occurrence of any one of the following shall be deemed an "Event of Default" under this Agreement: (a) default in any payment of principal, interest, or other amount when due with respect to any part of the Indebtedness and, if provided by any note or other writing evidencing such Indebtedness, the continuance of such default for any grace period allowed after the due date; (b) failure of the LLC or Swartz to fulfill or perform any term of any instrument or agreement of the LLC or Swartz issued to or entered into with the Secured Party; (c) dissolution of the LLC; or (d) commencement of any bankruptcy, receivership or similar proceeding involving the LLC or Swartz as a debtor.

         6. The Secured Party Rights Following Default. Upon the occurrence of any Event of Default as defined above, the Secured Party shall have all the rights and remedies available to a secured party under the New York Uniform Commercial Code and otherwise available to it by any agreement with the LLC or Swartz or under the law of New York, including (a) those rights and remedies available under any written instrument or agreement relating to any Indebtedness; (b) to sell, lease, or otherwise dispose of, all or any part of the Collateral at public or private sale; (c) to apply the proceeds from the sale, lease, or other disposition of the Collateral to the payment of all Collateral Expenses, and any balance to the payment of such of the Indebtedness, and in such order, as the Secured Party may elect. The LLC shall pay any deficiency remaining after such application. If a notice of intended disposition of any of the Collateral is required by law, notice shall be deemed reasonably given if received by the LLC at least five days prior to such disposition or if mailed to the LLC at the LLC's last known address at least eight days prior to such disposition.

         7. Miscellaneous Provisions. (a) In addition to all other rights the Secured Party may have, the Secured Party may, after the occurrence any Event of
Default: (j) notify the parties obligated on any of the Collateral to make payment directly to the Secured Party on any amounts due or to become due thereunder; (ii) enforce collection of any of the Collateral by suit or otherwise; (iii) surrender, release or exchange all or any part of the Collateral; (iv) compromise or extend or renew for any period (whether or not longer than the original period) any Indebtedness; (v) take control of any proceeds of the Collateral; and (vi) separately or concurrently with an exercise of rights hereunder, exercise such additional rights and powers, if any, with respect to any other security for or guaranty of any of the Indebtedness, as may be provided in any written instrument. (b) The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action as the LLC shall request in writing, but failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care. A failure of the Secured Party to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by the LLC, shall not be deemed a failure to exercise reasonable care in the custody of the Collateral. (c) No course of dealing between the Secured Party and the LLC, nor any delay or omission on the part of the Secured Party in exercising any right hereunder, shall operate as a waiver of such right or of any other right under this Agreement. (d) No waiver, release, modification or rescission pertaining to this Agreement shall be effective unless in writing and signed by the Secured Party nor shall a waiver on one occasion be construed as a waiver on any future occasion. (e) The LLC authorizes the Secured Party and hereby constitutes and appoints the Secured Party as the LLC's true and lawful attorney-in-fact, irrevocably to verify the existence and scope of, protect, preserve and realize upon the Collateral, and to endorse checks, drafts and orders received from the sale, lease or other disposition of the Collateral and apply the proceeds of any such checks, drafts or orders upon the Indebtedness in such order as the Secured Party in his discretion chooses. (f) This Agreement shall be binding upon the heirs, successors and assigns of the LLC. It shall be interpreted and construed in accordance with the laws of New York State, without reference to conflict-of-laws principles.



 DATED:  October 28, 1997               PASTRY PRODUCT PRODUCERS LLC

                                        By:  /s/ Christopher M. Swartz
                                           -------------------------------
                                        Name: Christopher M. Swartz
                                           -------------------------------
                                        Title: President


    EDWARD J. MCGOWAN, JR.
Notary Public, State of New York
 Qualified in Jefferson County
Commission Expires Sept. 22, 1998
        No. 4870284

   /s/ Edward J. Mcgowan, Jr.
        Notary Public

                             SCHEDULE "A" - PROPERTY

(1) All of the LLC's now owned or hereafter acquired accounts (including but not limited to accounts receivable and contract rights), chattel paper, documents and instruments, including the right to receive payment under any of the foregoing.

(2)      All proceeds of any of the foregoing.

                                                                       EXHIBIT C

                               SECURITY AGREEMENT

         In consideration of the Repurchase Agreement dated October 28, 1997 (the "Repurchase Agreement") between Paul M. Truax (the "Secured Party") and Robin Longley, as the "Sellers," and Jreck Subs, Inc. ("JSI") and Jreck Subs Group, Inc. ("JSGI") and the transactions contemplated in such Repurchase Agreement, the undersigned Pastry Product Producers LLC (the "LLC") agrees with the Secured Party as follows:

         1. Security Interest. The LLC hereby pledges to and grants the Secured Party a security interest in the property described in Schedule "A" hereto (as the same may be supplemented or amended hereafter) and any other property of the LLC now or hereafter in the possession or control of the Secured Party for any purpose, together with all attachments, parts, accessions and repairs now or hereafter affixed thereto, any substitutes and replacements for any thereof, any additions thereto, any dividends and distributions and all other rights in connection therewith, and all products and proceeds in whatever form of any such property (all of the foregoing hereafter collectively referred to as the "Collateral").

         2. Indebtedness. This security interest secures all indebtedness, obligations and liabilities of the LLC or Christopher M. Swartz ("Swartz") to the Secured Party of any kind, direct or contingent, now existing or hereafter arising, including in connection therewith the obligations of the LLC or Swartz under the Replacement Note referred to in the Repurchase Agreement and all other principal, interest, costs and expenses of every kind (hereafter collectively referred to as the "Indebtedness").

         3. The LLC's Representations and Warranties. The LLC hereby represents and warrants as follows: (a) the LLC is the true and sole owner of the Collateral;
(b) the Collateral is free and clear of all liens and encumbrances and there are no financing statements, security agreements, or other similar documents covering any of the Collateral; (c) this Agreement constitutes the legal, valid, and binding obligation of the LLC; and (d) the granting of the security interest by this Agreement will not contravene any contract provision binding upon the LLC.


         4. Covenants of the LLC. (a) The LLC will not sell, offer to sell, grant a security interest in, or permit to exist any other lien or encumbrance upon the Collateral or any interest therein without the written consent of the Secured Party; (b) the LLC will preserve its existence as a New York limited liability company; (c) the LLC will defend the Collateral against the claims and demands of all other parties; (d) the LLC authorizes the Secured Party to file a financing statement covering the Collateral without the LLC's signature and to take any other action, in his own name or in the name of the LLC, as the LLC's attorney-in- fact, which the Secured Party deems necessary or appropriate to perfect the security interest granted hereby. The LLC agrees to take any action requested by the Secured Party to perfect and enforce the rights of the Secured Party granted by this Agreement; (e) the LLC authorizes the Secured Party to inspect the LLC's books and records pertaining to the Collateral at any reasonable time upon request, and the LLC shall cooperate with the Secured Party in such inspection; provided however, that, so long as no Event of Default has occurred and is continuing, the LLC shall not be obligated to permit such inspection more frequently then once every sixty days; (f) after an Event of Default has occurred and is continuing, the LLC on demand shall pay the Secured Party all his expenses (referred to herein as "Collateral

Expenses") related to the perfecting, taking, holding, preparing for disposition, and disposing of the Collateral, including reasonable attorneys' fees and legal expenses incurred in protecting and enforcing the Secured Party's rights with respect to the Collateral.

         5. Events of Default. The occurrence of any one of the following shall be deemed an "Event of Default" under this Agreement: (a) default in any payment of principal, interest, or other amount when due with respect to any part of the Indebtedness and, if provided by any note or other writing evidencing such Indebtedness, continuance of such default for any grace period allowed after the due date; (b) failure of the LLC or Swartz to fulfill or perform any term of any instrument or agreement of the LLC or Swartz issued to or entered into with the Secured Party; (c) dissolution of the LLC; or (d) commencement of any bankruptcy, receivership or similar proceeding involving the LLC or Swartz as a debtor.

         6. The Secured Party's Rights following Default. Upon the occurrence of any Event of Default as defined above, the Secured Party shall have all the rights and remedies available to a secured party under the New York Uniform Commercial Code and otherwise available to it by any agreement with the LLC or Swartz or under the law of New York, including (a) those rights and remedies available under any written instrument or agreement relating to any Indebtedness; (b) to sell, lease, or otherwise dispose of, all or any part of the Collateral at public or private sale; (c) to apply the proceeds from the sale, lease, or other disposition of the Collateral to the payment of all Collateral Expenses, and any balance to the payment of such of the Indebtedness, and in such order, as the Secured Party may elect. The LLC shall pay any deficiency remaining after such application. If a notice of intended disposition of any of the Collateral is required by law, notice shall be deemed reasonably given if received by the LLC at least five days prior to such disposition or if mailed to the LLC at the LLC's last known address at least eight days prior to such disposition.

         7. Miscellaneous Provisions. (a) In addition to all other rights the Secured Party may have, the Secured Party may, after the occurrence any Event of
Default: (i) notify the parties obligated on any of the Collateral to make payment directly to the Secured Party on any amounts due or to become due thereunder; (ii) enforce collection of any of the Collateral by suit or otherwise; (iii) surrender, release or exchange all or any part of the Collateral; (iv) compromise or extend or renew for any period (whether or not longer than the original period) any Indebtedness; (v) take control of any proceeds of the Collateral; and (vi) separately or concurrently with an exercise of rights hereunder, exercise such additional rights and powers, if any, with respect to any other security for or guaranty of any of the Indebtedness, as may be provided in any written instrument. (b) The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action as the LLC shall request in writing, but failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care. A failure of the Secured Party to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by the LLC, shall not be deemed a failure to exercise reasonable care in the custody of the Collateral. (c) No course of dealing between the Secured Party and the LLC, nor any delay or omission on the part of the Secured Party in exercising any right hereunder, shall operate as a waiver of such right or of any other right under this Agreement. (d) No waiver, release, modification or rescission pertaining to this Agreement shall be effective unless in writing and signed by the Secured Party nor shall a waiver on one occasion be construed as a waiver on any figure occasion. (e) The LLC authorizes the Secured Party and hereby constitutes and appoints the Secured Party as the LLC's true and lawful attorney-in-fact, irrevocably to verify the existence and scope of, protect, preserve and realize upon the Collateral, and to endorse checks, drafts and orders received from the sale, lease or other disposition of the Collateral and apply the proceeds of any such checks, draft or orders upon the Indebtedness in such order as the Secured Party in his discretion chooses. (f) This Agreement shall be binding upon the heirs, successors and assigns of the LLC. It shall be interpreted and construed in accordance with the laws of New York State, without reference to conflict-of-laws principles.


DATED: October 28, 1997                    PASTRY PRODUCT PRODUCERS LLC

                                           By: /s/ Christopher M. Swartz
                                           -------------------------------
                                           Name: Christopher M. Swartz
                                           -------------------------------
                                           Title: President


    EDWARD J. MCGOWAN, JR.
Notary Public, State of New York
 Qualified in Jefferson County
Commission Expires Sept. 22, 1998
        No. 4870284

   /s/ Edward J. Mcgowan, Jr.
        Notary Public

                                   EXHIBIT "A"

ALL THAT TRACT OR PARCEL Of LAND situate on the westerly side of Route 37, in the Town of Pamelia, County of Jefferson, State of New York, being a 3.60 acre portion of the 73.9 acre tract of land conveyed to Stephen C. Graham and Linda
L. Graham by the Willowbrook Country Club Inc. Nov. 10, 1983 (reference L. 935, p. 695, Jefferson County Clerk's office) and further described as follows:

BEGINNING at a one inch diameter iron pipe set in the westerly margin of N.Y. State Route 37 said iron pipe being situate S. 31(degrees) - 22' W. a distance of 51.0 feet from an iron pin that is the southerly corner of a 3.08 acre parcel of land formerly conveyed to Lewis R. Morgan by Willowbrook Country Club Inc. 1963, (ref. L. 735, P. 416 Jeff. Co. Clark's office) and presently owned by Stephen C. and Linda L. Graham; said one inch dia. iron pipe being also the most northerly corner of a 0.31 acre strip of land acquired for highway widening in 1931 (ref. L. 399 P. 439, Jeff. Co. Clark's office) Oscar E. Hinds to the County of Jefferson:

THENCE S. 37(degrees) - 02' W. a distance of 222.0 feet along the westerly boundary of said 0.31 acre strip of land conveyed to Jeff. County to a one inch dia. iron pipe set:

THENCE S. 31(degrees) - 22' W. a distance of 229.0' along the westerly boundary of said 0.31 acre strip of land conveyed to Jeff. County to a one. inch iron pipe set:

THENCE N. 64(degrees) - 12' W. a distance of 350.0 feet to a one inch dia. iron pipe set:

THENCE N. 31(degrees) - 22' E. a distance of 450.0 feet to a one inch dia. iron pipe set:

THENCE S. 64(degrees) - 12' a distance of 360.9 feet to a one inch iron pipe set in the westerly margin of N.Y. State Route 37, which is the point of beginning.

CONTAINING 3.60 acres more or less.

Being a part of premises conveyed from Willowbrook  Country Club Inc. to Stephen
C. Graham and Linda L. Graham by deed dated and recorded November 11, 1983 in Liber 935 of Deeds at Page 695.

More recently described as:

ALL that tract or parcel of land situate in the Town of Pamelia, County of Jefferson, and State of New York, and further described as follows:

EXHIBIT "A" continued

BEGINNING at a capped pin set in the westerly highway limits of NYS Route 37, said capped pin is situate a direct tie of S 77(degrees) 57' W, 62.15 feet from the intersection of the centerline of NYS Route 37 and the centerline of Hines Road;

THENCE N 64(degrees) 12' W, a distance of 350.00 feet to a capped pin set;

THENCE N 31(degrees) 22' E, a distance of 447.78 feet to a capped pin set;

THENCE S 64(degrees) 12' E, a distance of 372.02 feet to a I" iron pipe found in the westerly highway limits of NYS Route 37;

THENCE S 37(degreed) 02' W, along the westerly highway limits of NYS Route 37, a distance of 222.00 feet to a capped pin set at an angle point in said highway limits;

THENCE S 31(degrees) 22' W, along the westerly highway limits of NYS Route 37, a distance of 229.00 feet to the point of beginning.

CONTAINING - 3.636 acres of land more or less.

SUBJECT to all covenants, casements and restrictions of record.

IT BRING the intent, to describe the parcel of land conveyed by Marcy R. Dembs, Referee, to Key Bank of New York N.A. n/k/a Key Bank of New York by deed recorded in the Jefferson County Clark's office in Liber 1345 at Page 226 on May 12, 1993.

                                OPTION AGREEMENT

         The undersigned JRECK SUBS GROUP, INC., a Colorado corporation with offices at 24685 NYS Route 37, Watertown, New York 13601 (hereinafter referred to as the "Company") hereby grants to PAUL M. TRUAX, having an address at P.O. Box 215, Hammond, New York (the "Optionee"), options to purchase 18,750 shares of the Company's common stock upon the terms and conditions hereinafter set forth:

         1. Grant of Options. By this Agreement, the Company grants to the Optionee, on the terms and conditions set forth herein, options (individually or collectively referred to as the "Options") to purchase 18,750 shares of its common stock, no par value (the "Common Stock"), at the purchase price per share (the "Exercise Price") equal to fifty percent (50%) of (a) the mean between the most recent bid and ask price per share as of the date of exercise, if Common Stock is actively traded on an established market on such date, or (b) the fair market value per share of Common Stock as of the date of exercise, if Common Stock is not actively traded on an established market at such date,

         2. Term of Options. The Options shall be exercisable during the period (the "Exercise Period") from and after October 31. 1998 and, shall terminate on the close of business on October 31, 2008 (the "Expiration Date").

         3. Exercise of Options. The Optionee may exercise the Options from time to time, in whole or in part, at any time during the Exercise Period, by giving written notice to the Company of such exercise and of the number of shares the Optionee has elected to purchase. The purchase price per share of the Options shall be the Exercise Price. The full Exercise Price of the shares as to which the Options are being exercised shall be paid in cash or certified or cashier's check.

         4. Shareholder Rights. No Option shall confer any rights as a shareholder with respect to the share subject to such option until the date the Optionee exercises such Option. The Company shall deliver to the Optionee a certificate representing the shares as to which Options have been exercised as soon as administratively feasible following such exercise.

         5. Adjustments.

             a. If the Company shall at any time subdivide its outstanding shares of common stock (or other securities at the time receivable upon the exercise of the Options) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of common stock (or any other security convertible into shares of common stock) to its shareholders, the number of shares of common stock subject to this Agreement immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of common stock by recapitalization, reclassification, reverse stock split, at combination thereof, the number of shares of common stock subject to this Agreement immediately prior to such combination shall be proportionately decreased.

             b. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of Options) of if the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Optionee, upon the exercise of any Options at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive in lieu of the securities and property receivable upon the exercise of the Options prior to such consummation, the securities or property to which the Optionee would have been entitled upon such consummation if the Optionee had exercised the Options immediately prior thereto; in each such case, the terms of this Agreement shall be applicable to the securities or property received upon the exercise of the Options after such consummation.

         6. Reserved Shares. The Company shall reserve sufficient authorized but unissued shares of its Common Stock (or other securities, its referred to in Section 5 above) so that, at any time on or prior to the Expiration Date, authorized shares of Common stock (or other securities, as referred to in Section 5 above) may be issued upon the exercise of all Options under this Agreement.

         7. Notices. All notices provided for under this Agreement shall be in writing and shall be delivered by hand or sent by certified mail to the addresses set forth above or to such other addresses that the respective parties may designate in writing.

         8. Interpretation. This Agreement shall be governed by and construed under the laws of the State of New York without reference to conflict-of-law principles.

         9. Amendment. No term, condition, understanding or agreement purporting to modify the terms of this Agreement shall be binding unless made in writing and signed by both parties hereto.

         10. Waiver. No failure of a party to exercise any power given to it under this Agreement or to insist upon strict compliance with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by such party of its rights to demand exact compliance with the terms of this Agreement.

         11. Binding, etc. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Optionee and his or her heirs, executors, and administrators.

         IN WITNESS WHEREOF, the undersigned JRECK SUBS GROUP, INC. has caused this Option Agreement to be executed by its duly authorized officer as of the 28 day of October, 1997.

                                           JRECK SUBS GROUP, INC,


                                           By: Christopher M. Swartz
                                           -------------------------------
                                           Name: Christopher M. Swarz
                                           -------------------------------
                                           Title: C.E.O.

    EDWARD J. MCGOWAN, JR.
Notary Public, State of New York
 Qualified in Jefferson County
Commission Expires Sept. 22, 1998
        No. 4870284

   /s/ Edward J. Mcgowan, Jr.
        Notary Public

                                REPLACEMENT NOTE

$150,222.00                                                      October 28,1997

         FOR VALUE RECEIVED, PASTRY PRODUCT PRODUCERS LLC, having an address at 24685 NYS ROUTE 37, WATERTOWN, N.Y. 13601 (the "LLC"), and CHRISTOPHER M. SWARTZ, having an address at 453 HARRIS DRIVE, WATERTOWN, N.Y. 13601 ("Swartz" and, together with the LLC, collectively hereinafter referred to as "Maker"), hereby jointly and severally covenant and promise to pay to PAUL M. TRUAX having an address at BOX 215, HAMMOND, NEW YORK 13646 ("Payee"), or order, at Payee's address first above written or at such other address as Payee may designate in writing, One Hundred Fifty Thousand Two Hundred Twenty-Two Dollars
($150,222.00), lawful money of the United States of America, together with interest thereon computed from the date hereof at the rate of 10 percent per annum. Maker shall make 84 level monthly payments of combined principal and interest of $2,493.84 each, commencing on the 1st day of December,1997, and continuing on the1st day of each month thereafter. All outstanding principal and interest shall be due and payable on November 1st, 2004, if not theretofore paid.

         The holder of this Note may declare the entire unpaid amount of principal and interest under this Note to be immediately due and payable if (1) Maker defaults in the due and punctual payment or performance of any obligation under this Note or under any collateral security agreement or document in connection herewith, and (2) Maker has not cured such default within 30 days after Payee has sent notice of such default either to Swartz or to the LLC.

         Maker shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without penalty, upon ten calendar days prior written notice to Payee. Each prepayment will be effective as at the end of a calendar month which is at least ten calendar days after such prepayment. After such prepayment, Payee shall recalculate the payment schedule so that Maker shall be obligated to make level monthly payments from and after the date of such prepayment through November1, 2004. Each payment or prepayment shall be applied first to unpaid interest due and owing and the, balance, if any, to principal.

         Maker hereby waives presentment for payment, demand, protest, notice of protest, notice of nonpayment, and notice of dishonor of this Note. The parties which comprise the Maker hereunder shall be the joint and several obligors under this Note.

         Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given if given by personal service or by the mailing of such notice or demand by certified or registered mail, return receipt requested, addressed, if to Maker, either to Swartz or to the LLC at their respective addresses first above written, or if to Payee, at Payee's address first above written. Any party may change its address by like notice to the other parties.

         Maker agrees to pay all costs of collection and the reasonable attorneys' fees of Payee in the event this Note is placed in the hands of an attorney for collection.

         This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of the State of New York, without reference to conflict-of-laws principles.

         This Note evidences an amendment of, and not a repayment or reborrowing of, certain indebtedness evidenced by (1) a Promissory Note dated June 17, 1996 of Swartz in favor of Payee, and (2) a Mortgage Note dated September 20, 1996 of the LLC in favor of Payee. Maker and Payee agree that Maker's obligations under this Replacement Note replace Maker's obligations under such other Notes in their entirety. IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.


                                            /s/ Christopher M. Swartz
                                           -------------------------------
                                           Christopher M. Swartz


                                           PASTRY PRODUCT PRODUCERS LLC

                                           By: /s/ Christopher M. Swartz
                                           -------------------------------
                                           Name: Christopher M. Swartz
                                           -------------------------------
                                           Title: President


                                            /s/ Paul M. Truax
                                           -------------------------------
                                           Paul M. Truax

    EDWARD J. MCGOWAN, JR.
Notary Public, State of New York
 Qualified in Jefferson County
Commission Expires Sept. 22, 1998
        No. 4870284

   /s/ Edward J. Mcgowan, Jr.
        Notary Public

                               CONSULT YOUR LAWYER

BEFORE SIGNING THIS INSTRUMENT - THIS INSTRUMENT SHOULD 89 USED By LAWYERS ONLY.

                                  MORTGAGE NOTE
$150,222.00                    Watertown, New York,           September 20, 1996

FOR VALUE RECEIVED, Pastry Product Producers LLC, a limited liability company organized under New York law, and having so address of Route 37. Watertown, New York 13601,


promised to pay to Paul M. Truax, having an address at P.O. Box 215, Hammond, New York 13646,

or order, at Watertown, New York,

or at such other place as may be designated in writing by the holder of this note, the principal sum of One Hundred Fifty Thousand, Two Hundred Twenty-Two dollars and zero cents ($150,222.00) , said sum to be due and payable to full on September 20, 2001, with interest  thereon to be computed from the date hereof,  at the rate of Nine
(9) per centum per annum and to be paid on the lst day of January 1997, next ensuing and each calendar quarter thereafter being the first day of each April, July, October and January thereafter, until all amounts outstanding under this Note are paid to full.


IT 15 HEREBY EXPRESSLY AGREE, that the said principal sum secured by this note shall became due at the option of the holder thereof on the happening of any default or event by which, under the terms of the mortgage securing this note, said principal sum may or shall become due and payable; also, that all of the covenants, conditions and agreements contained in said mortgage are hereby made part of this instrument.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

This note is secured by a mortgage made by the maker to the payee of even date herewith, on property situate in the Town of Pamelia, Jefferson County, New York.

This note may not be changed or terminated orally.

                                           PASTRY PRODUCT PRODUCERS LLC
                                           -------------------------------

                                           By: /s/ Christopher M. Swartz
                                           -------------------------------
                        Christopher M. Swartz, President